UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017

COLONY NORTHSTAR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-37980	46-4591526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

In connection with the previously announced underwritten public offering (the “Offering”) of Colony NorthStar, Inc.’s (the “Company”) 7.125% Series J Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series J Preferred Stock”), the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), dated September 13, 2017, by and among the Company, Colony Capital Operating Company, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to offer and sell 11,000,000 shares of its Series J Preferred Stock to the Underwriters. The Series J Preferred Stock was offered to the public at a price of $25.00 per share, and was offered to the Underwriters at a price of $24.2125 per share. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,650,000 shares of Series J Preferred Stock. The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $265.7 million, or approximately $305.6 million if the Underwriters’ option to purchase additional shares is exercised in full.

The Company intends to use the net proceeds of the Offering to redeem a portion of the issued and outstanding shares of its 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”) and all of the issued and outstanding shares of its 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”) and to use any remaining net proceeds for other general corporate purposes.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Exchange Act of 1934, as amended. The closing of the Offering is subject to customary closing conditions pursuant to the terms of the Underwriting Agreement.

Certain affiliates of the Underwriters own shares of the Company’s Series B Preferred Stock or Series C Preferred Stock, which may be redeemed using the net proceeds of the Offering. In addition, the Underwriters and their affiliates have engaged in investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates and may therefore have an interest in the successful completion of this offering beyond the underwriting discounts and commissions they will receive in connection with the Offering.

A copy of the Underwriting Agreement is attached to this report as Exhibit 99.1 and incorporated herein by reference. The summary of the Underwriting Agreement set forth above is qualified in its entirety by reference to Exhibit 99.1.

In addition, the Company delivered notice on September 13, 2017 to holders of the Series B Preferred Stock and holders of the Series C Preferred Stock that on October 13, 2017 (the “Redemption Date”), it intends to redeem a portion of the issued and outstanding Series B Preferred Stock and all of the issued and outstanding shares of Series C Preferred Stock (each, a “Redeemed Share” and, collectively, the “Redeemed Shares”). Each Redeemed Share will be redeemed at the redemption price of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) on each Redeemed Share from August 15, 2017 up to, but not including, the Redemption Date. The redemption of the Redeemed Shares is contingent upon the closing of the Offering, which is expected to occur on or about September 22, 2017.

Dividends on the Redeemed Shares will cease to accrue on the Redemption Date. Upon redemption, the Redeemed Shares will no longer be outstanding, and all rights of the holders will terminate, except the right of the holders to receive the cash payable upon such redemption, without interest. All shares of Series B Preferred Stock and all shares of Series C Preferred Stock are held in book-entry form through the Depository Trust Company (“DTC”). The Redeemed Shares will be redeemed in accordance with the procedures of DTC. Upon redemption, the Series C Preferred Stock will be delisted from trading on the New York Stock Exchange.

A copy of the Company’s press releases announcing the redemption of a portion of the Series B Preferred Stock issued and outstanding and all of the shares of the Series C Preferred Stock issued and outstanding are filed as Exhibits 99.2 and 99.3, respectively, hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends.

99.1

Underwriting Agreement, dated September  13, 2017, by and among the Company and Colony Capital Operating Company, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley  & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several Underwriters listed therein.

99.2	Press Release, dated September 13, 2017, announcing the partial redemption of Colony NorthStar, Inc.’s 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock.

99.3	Press Release, dated September 13, 2017, announcing the redemption of Colony NorthStar, Inc.’s 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock.

EXHIBIT INDEX

Exhibit No.	Description

12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends.

99.1

Underwriting Agreement, dated September  13, 2017, by and among the Company and Colony Capital Operating Company, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley  & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several Underwriters listed therein.

99.2	Press Release, dated September 13, 2017, announcing the partial redemption of Colony NorthStar, Inc.’s 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock.

99.3	Press Release, dated September 13, 2017, announcing the redemption of Colony NorthStar, Inc.’s 8.875% Series C Cumulative Redeemable Perpetual Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2017		COLONY NORTHSTAR, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Executive Vice President, Chief Legal Officer and Secretary